UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 29, 2020

Date of Report (Date of earliest event reported)

Can B̅ Corp.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2020, Can B̅ Corp. (the “Company” or “CANB”) entered into separate Employee Services Agreements (each, an “Employment Agreement” and, collectively, the “Employment Agreements”) with each of Marco Alfonsi (“Alfonsi”), Stanley L. Teeple (“Teeple”), Phil Scala (“Scala”), and Pasquale Ferro (“Ferro”) (each of the foregoing, individually, an “Executive” and, collectively, the “Executives”). Pursuant to the Employment Agreements, Alfonsi agreed to serve as the Company’s Chief Executive Officer, Teeple agreed to serve as the Company’s Chief Financial Officer, Scala agreed to serve as the Company’s Interim Chief Operating Officer, and Ferro agreed to serve as President of Pure Health Products, LLC, a wholly-owned subsidiary of the Company. Each Employment Agreement has an initial term of three (3) years and will automatically renew for an additional three (3) year term unless otherwise terminated prior to the expiration of the initial term by the Company or the applicable Executive.

It should be noted that the Executives have received only 50% of their applicable base salary since April 2020 due to the COVID-19 pandemic and will continue to receive reduced salaries until such time as those certain Original Issue Discount Senior Secured Convertible Promissory Notes, as disclosed in CANB’s Current Report on Form 8-K filed with the SEC on December 16, 2020, are fully repaid.

Pursuant to the Employment Agreements, each of Alfonsi, Teeple, and Ferro will receive a base salary equal to $15,000 per month and Scala will receive a base salary equal to $52,000 per year, all subject to an annual increase of not less than 10% on each anniversary of the Employment Agreements during the term. If any amount of base salary cannot be paid due to cash flow considerations, such amount will be deferred and may be paid in common or preferred stock of the Company, as determined by the Company. The Company also agreed to issue a stock bonus to each Executive in accordance with the Company’s Incentive Stock Option Plan (“ISOP”) in an amount of $100,000 each year during the term of the applicable Employment Agreement. Furthermore, the Company agreed to issue 200 shares of the Company’s Series C Preferred Stock (“Series C Shares”) to each of Alfonsi, Teeple, and Ferro, and 20 Series C Shares to Scala.

Each Executive will also be eligible to receive other cash or stock bonuses as determined by CANB’s board of directors or, once established, its compensation committee, and will be entitled to participate in any welfare, health and life insurance and pension benefit and incentive programs, including sick pay and vacation time, as may be adopted from time to time by the Company. Until the Company has such plans in place, the Company will reimburse each of Alfonsi, Teeple, and Ferro up to a maximum amount of $2,500 per month for the actual cost paid by such Executive for a family medical and dental insurance program, and for reimbursement for the cost of personal life insurance at three (3) times the Executive’s annual base salary, pay an automobile-related allowance of $1,200 per month, and pay a flat rate home office allowance of $1,200 per month. The Company will also reimburse the Executives for all reasonable expenses incurred by them in performing their duties for the Company.

The Company may terminate any Executive’s employment under the applicable Employment Agreement with or without cause at any time, and any Executive may resign under the applicable Employment Agreement with or without good reason at any time, by providing written notice to the other party. If CANB terminates an Employment Agreement with cause, or if an Executive resigns without good reason, the Employment Agreement will terminate without further obligation by the Company, except such Executive shall be entitled, if applicable, to all base salary previously earned but not paid, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses accrued but unpaid through the date of termination. Furthermore, should an Executive be terminated for cause, then all stock options granted to such Executive, whether vested or unvested, shall be forfeited by the Executive and shall terminate.

If an Employment Agreement is terminated by CANB without cause or by Alfonsi, Teeple, or Ferro with good reason prior to the expiration of the initial term, the Company will pay such Executive a severance payment in the amount equal to all base salary due to him for the remainder of the initial term, including consideration for each annual increase as described above. If Scala’s Employment Agreement is terminated by CANB without cause or by Scala with good reason, the Company will pay Scala a severance payment in the amount equal to all base salary previously earned but not paid, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses accrued but unpaid through the date of termination. Notwithstanding the foregoing, the Company’s obligation to pay the severance amount to an Executive is conditioned upon such Executive executing a release agreement in the form agreed upon between CANB and the Executive. Additionally, if an Employment Agreement is terminated due to a merger or acquisition, the Company shall arrange to pay each applicable Executive a severance in the amount previously described in this paragraph plus an additional six (6) months’ worth of base salary.

If an Employment Agreement is terminated as a result of the death or disability of an Executive, the Company will pay to Alfonsi, Teeple, or Ferro or their respective designee(s), as applicable, all salary, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses, through the date of termination plus the remaining base salary for the initial term of the applicable Employment Agreement; and will pay to Scala or his designee(s), as applicable, all base salary previously earned but not paid, amounts due under benefit plans and profit sharing plans, and reimbursement of business expenses accrued but unpaid through the date of Scala’s death or disability. On the date of termination for any reason, except in the case of termination by the Company for cause, each Executive shall only be entitled to the value of the shares of any class of stock vested on or before the date of termination of employment, if any shares have vested by that date, in accordance with the vesting schedule outlined in the applicable documentation between CANB and the Executive governing the vesting of such shares. As of the date of termination, all vesting options will lapse with respect to all of the Executive’s then-unvested shares of any class of stock.

The Company agreed to indemnify each Executive for all claims against him by reason of such Executive being an officer, director, or employee of the Company, as applicable, pursuant to separate indemnity agreements entered into concurrently with the Employment Agreements. Notwithstanding the foregoing, the Company will not indemnify an Executive in the event any claim is the result of such Executive’s gross negligence or willful misconduct, or in certain other situations.

The Employment Agreements and the indemnity agreements contemplated thereby otherwise contain standard terms and conditions customary of contracts for these types of transactions.

Item 3.02 Unregistered Sales of Equity Securities.

On December 29, 2020, the Company granted each Executive incentive stock options to purchase 277,008 shares of the Company’s common stock (the “Options”). The Options expire on December 29, 2025, are exercisable at a price of $0.361 per share, and vest upon issuance. The Options were issued in accordance with and subject to the Company’s ISOP in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can B̅ Corp.

Date: January 13, 2021	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO